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                                                                    Exhibit 10.3


                            WHITEHALL JEWELLERS, INC.

                      NON QUALIFIED STOCK OPTION AGREEMENT


      Whitehall Jewellers, Inc., a Delaware corporation (the "Company"), hereby grants to Beryl Raff (the "Optionee") as of August 10, 2005 (the "Option Date"), a non-qualified option to purchase from the Company (the "Option") 325,000 shares of its Common Stock, $.001 par value ("Stock"), at the price of $6.63 per share upon and subject to the terms set forth below.

                                 I. INTRODUCTION

      1.1 OPTION SUBJECT TO ACCEPTANCE OF AGREEMENT. The Option shall be null and void unless the Optionee shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

      1.2 CERTAIN DEFINITIONS.

      "AGREEMENT" shall mean this agreement evidencing the award of the Option.

      "BOARD" shall mean the Board of Directors of the Company.

      "CAUSE" shall have the meaning set forth in the Employment Agreement.

      "CHANGE IN CONTROL" shall have the meaning set forth in the Employment Agreement.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "COMMITTEE" shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be (a) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (b) an "outside director" within the meaning of Section 162(m) of the Code, subject to any transition rules applicable to the definition of outside director.

      "DISABILITY" shall have the meaning set forth in the Employment Agreement.

      "EMPLOYMENT AGREEMENT" shall mean the Employment Agreement effective as of August 10, 2005 between the Company and the Optionee, as the same shall be amended from time to time.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      "EXPIRATION DATE" shall mean August 10, 2010.
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      "FAIR MARKET VALUE" shall mean the average of the high and low transaction prices of a share of Stock as reported on The New York Stock Exchange on the date as of which such value is being determined, or, if the Stock is listed on another national securities exchange, the average of the high and low transaction prices of a share of Stock on the principal national stock exchange on which the Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market
Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

      "GOOD REASON" shall have the meaning set forth in the Employment
Agreement.

      "LEGAL REPRESENTATIVE" shall mean an executor, administrator, legal representative, guardian or similar person.

      "PERSON" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of any of the forgoing.

        "TAX DATE" shall have the meaning set forth in Section 6.5.

                             II. EXERCISE OF OPTION.

      2.1  EXERCISE.

      (a) Exercise. The Option shall become exercisable (i) on or after the first anniversary of the Option Date with respect to one-third of the number of shares of Stock subject to the Option on the Option Date, (ii) on or after the second anniversary of the Option Date with respect to an additional one-third (two-thirds on a cumulative basis) of the shares of Stock subject to the Option on the Option Date, (iii) on or after the third anniversary of the Option Date with respect to the remaining one-third (all shares on a cumulative basis) of the shares of Stock subject to the Option on the Option Date and (iv) as otherwise provided herein. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Stock. Notwithstanding the foregoing, the Option shall become fully exercisable, to the extent not so already exercisable, upon (x) any termination by the Optionee of the Optionee's employment with the Company for Good Reason or (y) upon a Change in Control.

      (b) Disability. Subject to paragraph (a), if the employment of the Optionee terminates by reason of Disability, the Option shall be exercisable only to the extent that it is exercisable on the effective date of the Optionee's termination of employment or service and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earliest to occur of (i) the date which is three months after the effective date of the Optionee's termination of employment or service and (ii) the Expiration Date.

      (c) Retirement. Subject to paragraph (a), if the employment or service with the Company of the Optionee terminates by reason of retirement on or after age 65 with the consent of the


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Company, the Option shall be exercisable only to the extent that it is exercisable on the effective date of the Optionee's termination of employment or service and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earliest to occur of (i) the date which is six months after the effective date of the Optionee's termination of employment or service and (ii) the Expiration Date.

      (d) Death. Subject to paragraph (a), if the employment or service with the Company of the Optionee terminates by reason of death, the Option shall be exercisable only to the extent that it is exercisable on the date of the Optionee's death, and may thereafter be exercised by the Optionee's Legal Representative until and including the earliest to occur of (i) the date which is one year after the date of death and (ii) the Expiration Date.

      (e) Other Termination. If the employment or service with the Company of the Optionee is terminated by the Company for Cause, this Option shall terminate automatically on the effective date of the Optionee's termination of employment or service.

      Subject to paragraph (a), if the employment or service with the Company of the Optionee terminates for any reason other than Disability, retirement on or after age 65 with the consent of the Company, death, Good Reason or Cause, this Option shall be exercisable only to the extent that it is exercisable on the effective date of the Optionee's termination of employment or service and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earliest to occur of (i) the date which is three months after the effective date of the Optionee's termination of employment or service and (ii) the Expiration Date.

      (f) Death Following Termination of Employment or Service. Subject to paragraph (a), if the holder of an option dies during the three-month period following termination of employment or service by reason of Disability, or if the holder of an option dies during the three-month period following termination of employment or service by reason of retirement on or after age 65 with the consent of the Company, or if the holder of an option dies during the three-month period following termination of employment or service for any reason other than Disability or retirement on or after age 65 with the consent of the Company, each option held by such holder shall be fully exercisable and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year after the date of death and (ii) the expiration date of the term of such option.

      2.2 METHOD OF EXERCISE. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole shares of Stock (provided that if the then exercisable portion of the Option is for less than one share, then for all of such portion) to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash, (ii) by delivery of previously owned whole shares of Stock (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise,


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(iii) by authorizing the Company to withhold whole shares of Stock which would otherwise be delivered upon exercise of the Option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iv) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (v) a combination of (i), (ii) and (iii), and
(2) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (ii) - (v). Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the full purchase price therefor has been paid.

      2.3 TERMINATION OF OPTION.

      (a) In no event may the Option be exercised after it terminates as set forth in this Section 2.3. The Option shall terminate, to the extent not exercised pursuant to Section 2.2 or earlier terminated pursuant to Section 2.1, on the Expiration Date.

      (b) In the event that rights to purchase all or a portion of the shares of Stock subject to the Option expire or are exercised, canceled or forfeited, the Optionee shall, upon the Company's request, promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Optionee returns this Agreement. If the Optionee continues to have rights to purchase shares of Stock hereunder, the Company shall, within 10 days of the Optionee's delivery of this Agreement to the Company, either (i) mark this Agreement to indicate the extent to which the Option has expired or been exercised, canceled or forfeited or (ii) issue to the Optionee a substitute option agreement applicable to such rights, which agreement shall otherwise be substantially similar to this Agreement in form and substance.

                                  III. GENERAL

      3.1 NON-TRANSFERABILITY OF STOCK OPTIONS. The Option may not be transferred by the Optionee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, during the Optionee's lifetime the Option is exercisable only by the Optionee or the Optionee's Legal Representative. Except to the extent permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

      3.2 INVESTMENT REPRESENTATION. The Optionee hereby represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent


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sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

      3.3. WITHHOLDING TAXES. (a) As a condition precedent to the delivery of Stock upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

      (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.3(a), (2) delivery to the Company of previously owned whole shares of Stock (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Optionee upon exercise of the Option having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (5) any combination of (1), (2) and (3). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5) and if the Optionee is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Shares of Stock to be delivered or withheld may have a Fair Market Value in excess of the minimum amount of the Required Tax Payments, but not in excess of the amount determined by applying the Optionee's maximum marginal tax rate. Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

      3.4. ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than


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a regular cash dividend, the number and class of securities subject to the
Option and the purchase price per security shall be appropriately adjusted by the Committee without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of the Option. Such a decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

       3.5. COMPLIANCE WITH APPLICABLE LAW. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

      3.6. DELIVERY OF CERTIFICATES. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in
Section 3.3.

       3.7. OPTION CONFERS NO RIGHTS AS A STOCKHOLDER. The Optionee shall not be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and delivered.

      3.8 OPTION CONFERS NO RIGHTS TO CONTINUED EMPLOYMENT. In no event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continued employment by the Company or any affiliate of the Company.

      3.9. DECISIONS OF BOARD OR COMMITTEE. The Board or the Committee shall have the right to resolve all questions and make all determinations which may arise in connection with the Option or its exercise. Any interpretation, determination or other action so made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

      3.10. Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of


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its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

      3.11 CHANGE IN CONTROL.

      (a) Notwithstanding any provision in this Agreement, in the event of a Change in Control pursuant to Section 4(e) of the Employment Agreement, the Option shall immediately become exercisable in full. If, in connection with such Change in Control, holders of Stock receive solely shares of common stock that are registered under Section 12 of the Exchange Act, there shall be substituted for each share of Stock subject to the Option, the number and class of shares into which each outstanding share of Stock shall be converted pursuant to such Change in Control. If, in connection with such Change in Control, holders of Stock receive solely cash and shares of common stock that are registered under
Section 12 of the Exchange Act, this Agreement shall be surrendered to the Company by the Optionee, and the Option shall immediately be canceled by the Company, and the Optionee shall receive, within ten days of the occurrence of such Change in Control, a proportionate amount of cash in the manner provided in
Section 3.11(b) below, and there shall be substituted for this Agreement a similar agreement reflecting a proportionate number of the class of shares into which each outstanding share of Stock shall be converted to such Change in Control. In the event of any such substitution, the proportion of cash and common stock, the purchase price per share and any other terms of this Agreement shall be appropriately adjusted by the Committee; provided, that, the proportion of cash and common stock substituted for the Option shall reflect the approximate proportion of cash and common stock received by holders of Stock in such Change in Control. If, in connection with a Change in Control, holders of Stock receive any portion of the consideration in a form other than cash or shares of common stock that are registered under Section 12 of the Exchange Act, each share of Stock subject to the Option shall be substituted or surrendered for such proportion of common stock, cash or other consideration as shall be determined by the Committee.

      (b) Notwithstanding any provision in this Agreement, in the event of a Change in Control pursuant to Section 4(e)(i) of the Employment Agreement, or in the event of a Change in Control pursuant to Section 4(e)(ii) or (iii) of the Employment Agreement in connection with which the holders of Stock receive cash, this Agreement shall be surrendered to the Company by the Optionee, and the Option shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to
Section 4(e)(i) or within ten days of the approval of the stockholders of the Company contemplated by Section 4(e)(ii) or (iii), a cash payment from the Company in an amount equal to (1) the number of shares of Stock then subject to the Option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to holders of Stock of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, over the purchase price per share of Stock subject to the Option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.



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      3.12 REPRICING. The exercise price hereunder shall not be changed after the Option Date without the affirmative vote of a majority of the voting power of the shares of capital stock of the Company represented at a meeting in which the change to such exercise price or base price is considered for approval.

                          IV. Miscellaneous Provisions.

      4.1. Designation as Nonqualified Stock Option. The Option is hereby designated as not constituting an "incentive stock option" within meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); this Agreement shall be interpreted and treated consistently with such designation.

      4.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement.

      4.4. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, Attention:
Secretary, and if to the Optionee, to 312 469-5680. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

      4.5. GOVERNING LAW. This Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

      4.6 Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.



                                                WHITEHALL JEWELLERS, INC.


                                                By:     /s/ Steven J. Pully
                                                        ------------------------
                                                        Name:  Steven J. Pully
                                                        Title:  Chairman


Accepted this 10th day of August, 2005.



/s/ Beryl Raff
------------------------------
Beryl Raff


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